EXHIBIT 16.1

L.L. BRADFORD & COMPANY, LLC
Las Vegas, Nevada

March 31, 2015

Securities and Exchange Commission
100 F Street, N.W.
Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of ABCO Energy, Inc.  (the “Company”) Form 8-K dated March 31, 2015, and are in agreement with the statements relating only to L.L. Bradford & Company, LLC contained therein. We have no basis to agree or disagree with other statements of the Company contained therein.

Very truly yours,

/s/ L.L. BRADFORD & COMPANY,  LLC

L.L. BRADFORD & COMPANY,  LLC